UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A INFORMATION

Consent Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant     ☐
Filed by a Party other than the Registrant     ☒

Check the appropriate box:
☐      Preliminary Consent Statement
☐     Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐      Definitive Consent Statement
☐      Definitive Additional Materials
☒     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Post Properties, Inc.

(Name of Registrant as Specified in Its Charter)

Pentwater Growth Fund Ltd.

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒      No fee required.

☐      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
        (1)     Title of each class of securities to which transaction applies;
        (2)     Aggregate number of securities to which transaction applies;

        (3)     Per unit price or other underlying value of transaction computed pursuant to Exchange

                 Act Rule 0-11;

        (4)     Proposed maximum aggregate value of transaction;
        (5)     Total fee paid.

☐  Fee paid previously with preliminary materials.

☐     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was  paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

On February 4, 2008, Pentwater Capital Management LP and Pentwater Growth Fund Ltd. (collectively, the “Pentwater Participants”) notified the Board of Directors and Secretary of Post Properties, Inc. (“Post”) that the Pentwater Participants intend to appear in person or by proxy to nominate the following persons for election as directors at Post’s 2008 Annual Meeting of Shareholders:

           Robert G. Goldstein

          Stephen R. Gross

          Steven D. Scheiwe

          John Turner White, IV

          Lori Jones Whitted

A copy of the notice is filed herewith as Exhibit 1.

ALL SHAREHOLDERS OF POST ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE POTENTIAL PARTICIPANTS FROM THE SHAREHOLDERS OF POST FOR USE AT POST’S 2008 ANNUAL MEETING OF SHAREHOLDERS WHEN AND IF THEY BECOME AVAILABLE. THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION. WHEN AND IF COMPLETED, THE DEFINITIVE PROXY STATEMENT AND FORM OF PROXY WILL BE MAILED TO POST’S SHAREHOLDERS AND WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE POTENTIAL PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. INFORMATION REGARDING THE POTENTIAL PARTICIPANTS IN A POTENTIAL SOLICITATION OF PROXIES WITH RESPECT TO POST’S 2008 ANNUAL MEETING OF SHAREHOLDERS IS FILED HEREWITH AS EXHIBIT 2.